Exhibit 10.3


[LOGO]  Fidelity National Title              TITLE ORDER NO.____________________
          Insurance Company                  ESCROW NO._________________________


                           UNSECURED PROMISSORY NOTE
                        (Installment-Interest Separate)


$10,000.00               San Diego, California,             June 16, 2012


I promise to pay to "S" Douglas Henderson or order, at San Diego, CA the sum of Ten thousand and no/100 DOLLARS, with interest from June 16, 2012 on unpaid principal at the rate of 4 (four) per cent per annum, payable on the 16th day of June, 2014.

Should default be made in payment of any installment of principal or interest when due the whole sum of principal and interest shall become immediately due at the option of the holder of this note. Principal and interest payable in lawful money of the United States. If action be instituted on this note I promise to pay such sum as the Court may fix as attorney's fees.


                                            FreeFlow, Inc.


                                            /s/ "S" Douglas Henderson
                                            --------------------------------
                                            "S" Douglas Henderson, President